UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

CLST HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)

RED OAK PARTNERS, LLC
THE RED OAK FUND, L.P.
PINNACLE FUND, LLLP
PINNACLE PARTNERS, LLC
BEAR MARKET OPPORTUNITY FUND, L.P.
DAVID SANDBERG
CHARLES BERNARD
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following letter enclosing a notice of the annual meeting of CLST Holdings was sent to some stockholders beginning on or about December 4, 2009, pursuant to a stipulation between CLST and Red Oak confirmed by an order of the District Court of Dallas County, Texas, for the 134th judicial district. Because there was an error and the materials were not mailed to all the record holders,  the December 15 meeting contemplated cannot be held.

Red Oak Partners, LLC
654 Broadway, Suite 5A | New York, New York 10012
 Telephone (212) 614-8952 | Facsimile (646) 390-6784

December 4, 2009

Dear CLST Holdings, Inc. Shareholders,

By now you have likely received our proxy statement regarding CLST’s upcoming Annual Meeting scheduled for December 15, 2009 in Dallas, Texas.  As indicated in our proxy, our proxy does not constitute a formal notice of the Annual Meeting.  However, as also stated in our proxy, pursuant to a court order entered into on November 13, 2009, CLST must either mail the meeting notice by December 2, 2009 or provide Red Oak a copy of the notice and permit us to mail the notice.  You are receiving this notice from us now pursuant to the court's order because CLST has not yet mailed a notice to you .  Accordingly, this mailing constitutes a formal notice of the Annual Meeting.   For additional details about the meeting time, place, proposals, as well as further background formation, we encourage you to refer to the proxy we mailed to you, which can also be found online at www.ourmaterials.com/redoakfund.

Since Directors Timothy Durham and Robert Kaiser were elected in 2007 following Mr. Durham’s group's proxy fight against the prior Board, they have failed to hold an Annual Meeting for over two years.  During that time, shareholders have been unable to vote for Directors whose terms have come up for re-election or for shareholder proposals regarding CLST.  Because of our concern that a failure to attain quorum (through a sufficient number of votes received) may result in further delays and because we seek to hold the annual meeting in a timely manner, we believe it is very important that as many shareholders vote as possible.  Therefore, we encourage you to read our proxy materials and to place your votes in a timely manner such that they may be received and counted by the December 15, 2009 meeting date.

To simplify the voting procedure, our blue proxy card contains both a phone number and a website you may use to vote.  At the time of this mailing, although CLST has filed preliminary proxy materials, it has not yet been able to mail its proxy.  Therefore, currently only our proxy and our blue proxy card has been filed with the SEC and mailed to shareholders.  We encourage you to read our proxy and vote on our proxy card as a means of expressing your preferences as a shareholder of the Company.  If CLST is able to mail its proxy in time for the Annual Meeting, we encourage you to review their proxy as well as ours in order to make as informed a decision as possible.  However, please bear in mind that only your votes on the last proxy card you vote on will count.

Therefore, if you agree with what we are asking you to vote on, please vote using our blue proxy card and do not vote on or mail in any other proxy card.

Sincerely,

David Sandberg
Red Oak Partners, LLC

17304 Preston Road, Dominion Plaza, Suite 420
Dallas, Texas 75252

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held December 15, 2009

To our stockholders:

Our Annual Meeting of Stockholders will be held at the Hilton Dallas Lincoln Centre, 5410 LBJ Freeway, Dallas, Texas, on December 15, 2009 at 10:00 a.m. Dallas, Texas time. The close of business on October 30, 2009 has been fixed as the record date for the determination of our stockholders entitled to receive notice of, and to vote at, the meeting or any adjournment(s) or postponement(s) thereof.

This is intended only as a notice of annual meeting to our stockholders pursuant to Section 222 of the Delaware General Corporation Law. This notice of annual meeting is not a solicitation of, or a request to execute or not execute, or to revoke, a proxy.

By Order of our Board of Directors

Dallas, Texas

December 1, 2009